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                                                                    EXHIBIT 10.5

                                 FEE AGREEMENT

     THIS FEE AGREEMENT ("Agreement") is made and entered into as of the 13th day of March, 1998, by and between Corn Belt Management, Inc., an Iowa corporation ("CBM"), and Quiet Systems, Ltd., a corporation organized under the laws of the Cayman Islands (the "Company").

RECITALS:

A. The Company was organized on March 13, 1998, for the purpose of providing trading advice and related services to various third parties regarding trading in futures contracts and options.

B. CBM has expressed an interest in establishing one or more limited partnerships or other entities (each, a "Pool," and collectively, the "Pools") which would retain the Company to direct the trading of the funds of the Pool or Pools in futures contracts and options under one or more of the various trading programs that may be established by the Company from time to time (each, a "Program," and collectively, the "Programs").

C. CBM has substantial experience in raising capital for trading in futures contracts and options through Pools, and the Company has determined that it is in the best interests of the Company for CBM to establish one or more such Pools because of, among other things, the potentially material amount of capital that such a Pool or Pools might generate for trading by the Company under one or more of its Programs, thereby generating potentially material fees for the Company, and the general exposure for and recognition of the Company's services that might be derived through the marketing and existence of such Pools. The Company has also determined that it is in the best interests of the Company to encourage CBM to establish and market one or more such Pools as soon as is reasonably practical because the existence of such a Pool or Pools would, among other things, materially assist and advance the start-up of the Company's business through the customer base and fees that would be generated for the Company by and through such a Pool or Pools.

D. The Company is therefore willing to grant any Pools which are at any time established by CBM (or any Affiliate of CBM, as that term is defined below) and which retain the Company to direct the trading of such Pools a reduction in the fees that the Company will otherwise from time to time impose upon other clients whose accounts are being traded under the Company's respective Programs.

E. CBM desires to obtain such reduction in fees for its Pools, and the Company desires to provide such reduction in fees, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and CBM agree as follows:
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     1.   The Company agrees that the monthly management fee and quarterly incentive fee (or similar, analogous or related fees, however characterized) that the Company will charge to any Pool which is at any time established by CBM (or any Affiliate of CBM) and which retains the Company to direct the trading of such Pool under any Program of the Company will in no event exceed, respectively, (i) one percent (1%) of the Management Fee Calculation Base (as that term is defined below); and (ii) ten percent (10%) of the Incentive Fee Calculation Base (as that term is defined below), provided, however, that CBM (or any Affiliate of CBM, as the case may be) (i) shall have registered the offering of such pool within 30 days of the date on which the Company's registration as a commodity trading advisor with the United States Commodity Futures Trading Commission is first effective and (ii) shall have accepted an aggregate of $500,000 U.S. in subscriptions to any one or more of such Pools within six (6) months of such effective date.

     CBM agrees to devote its best efforts to establishing and commencing the marketing of one or more such Pools, but the Company acknowledges that CBM does not guarantee or represent or warrant that it will have accepted an aggregate of $500,000 U.S. in subscriptions in any one or more of such Pools on or before the above referenced date. The Company also acknowledges that there is no limit on the number of Pools that may be established by CBM (and any Affiliates of CBM), but that CBM does not make any guaranties or any representations or warranties with respect to the number of Pools that may be established by CBM (or any Affiliate of CBM) from time to time nor with respect to the amount of funds or other capital that may be generated or raised by any Pool or Pools from time to time.

     The term "Management Fee Calculation Base" means the most favorable underlying basis or amount upon which the Company from time to time bases the calculation of its management fee for any particular client under the particular Program in question, whether that be the net assets of the client's account or some other underlying basis or amount. The term "Incentive Fee Calculation Base" means the most favorable underlying basis or amount upon which the Company from time to time bases the calculation of its incentive fee for any particular client under the particular Program in question, whether that be the new trading profits of the client's account or some other underlying basis or amount.

     2. The term "Affiliate of CBM" for purposes of this Agreement shall mean any person or entity which, directly or indirectly, controls CBM, is controlled by CBM, or is under common control with CBM, including, without limitation, any corporation or other form of entity of which a majority of its issued and outstanding stock or other ownership interests are owned by CBM, any Affiliate of CBM, Jeffrey A. Raun, and/or the spouse or any lineal descendants of Jeffrey
A. Raun.

     CBM (or any Affiliate of CBM) shall be deemed to have "established" a Pool or Pools for purposes of this Agreement if, without limitation, CBM (or the Affiliate of CBM, as the case may be) (i) is serving as the general partner (or one of the general partners) of the Pool, if the Pool is a limited partnership,
(ii) is serving as the manager (or one of the managers) of or in a similar capacity for the

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Pool, if the Pool is a limited liability company, or (iii) is otherwise responsible for the general operations of the Pool, regardless of the form of entity of the Pool.

     The Company acknowledges and agrees that CBM (and any Affiliate of CBM) shall at all times have the right to make any and all decisions regarding each and every Pool, and to otherwise fully govern, control and otherwise direct any and all aspects of each and every Pool, including, without limitation, regarding and with respect to the organization, structure, offering, marketing, business and operations of each and every Pool, all in CBM's (or the Affiliate of CBM's, as the case may be) sole discretion. Without limiting the generality of the foregoing, the Company acknowledges and agrees that CBM (and any Affiliate of CBM) may market and promote each Pool in such manner and upon such terms and conditions as CBM (or the Affiliate of CBM, as the case may be) may from time to time determine, in its sole discretion, including, without limitation, with or through any third party or parties (including any Affiliate of CBM) as CBM (or the Affiliate of CBM, as the case may be) may from time to time determine.

     3. The Company acknowledges and agrees that CBM (and any Affiliate of CBM) may select the trading advisor or trading manager for any Pool or Pools in its sole discretion, and that this Agreement does not obligate CBM (or any Affiliate of CBM) to utilize the Company as the trading advisor or trading manager for any Pool or Pools or otherwise on any exclusive basis. CBM (and any Affiliate of CBM) shall also have the right, in its sole discretion, to utilize any other trading advisor or trading manager or trading advisors or trading managers in addition to the Company for any particular Pool at any time and from time to time, and the Company agrees that in this circumstance CBM (or the Affiliate of CBM, as the case may be) shall still be entitled to the reduction in the Company's fees otherwise provided for in this Agreement. Without limiting the generality of the foregoing, and in addition thereto to the extent necessary, the Company also acknowledges that CBM (and any Affiliate of CBM) may discontinue the use of the Company as the trading advisor or trading manager for any Pool at any time, in its sole discretion, and that any such termination shall not in any way affect the fees being imposed upon any other Pools then still utilizing the Company, CBM's (or any Affiliate of CBM's) right to establish additional or other Pools utilizing the Company and obtaining the reduction in the fees provided for in this Agreement for such additional or other Pools, or otherwise effectuate a termination of this Agreement, in whole or in part.

     CBM also acknowledges and agrees, however, that the Company shall have the right to terminate providing services to any Pool at any time in accordance with the Company's then normal and ordinary course terms and provisions for clients of the Program in question, except to the extent that such termination would be based in any way upon the calculation of or the amount of fees payable by the Pool to the Company. CBM also acknowledges that the Company is free to enter into any agreements with any other commodity pool operators or third parties upon such terms and conditions as the Company may determine, in its sole discretion, including agreements providing for a reduction in the fees that will be imposed by the Company with respect to the accounts of or accounts generated by such other commodity pool operators or third parties.

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

     4. This Agreement may be terminated by the Company only upon the occurrence of a Termination Event (as that term is defined below), and only effective ninety (90) days following the giving of written notice thereof by the Company to CBM, which written notice must be given within fifteen (15) days of the date of occurrence of the Termination Event in question in order to be effective. If the Company does not provide CBM with written notice of the termination of this Agreement within fifteen (15) days of the date of occurrence of any Termination Event, the Company shall not have the right to terminate this Agreement based upon the occurrence of said Termination Event, notwithstanding the fact that said Termination Event is not cured or otherwise continues in effect.

     The term "Termination Event" shall mean (i) the termination or suspension of CBM's registration as a commodity pool operator with the United States Commodity Futures Trading Commission, unless such registration is renewed, reinstated or otherwise obtained by CBM within sixty (60) days of such termination or suspension; or (ii) the conviction of CBM, an Affiliate of CBM, or any officer, director, employee or agent of CBM or any Affiliate of CBM for a crime based upon illegal acts or omissions which are related to any Pool which is then utilizing the Company as the Pool's trading manager or trading advisor, unless such conviction is overturned or otherwise withdrawn within sixty (60) days of the date of the initial conviction for the crime.

     Upon a proper and valid termination of this Agreement as provided above, the Company may, in the Company's discretion, impose fees upon the Pools of CBM and any Affiliate of CBM at what are the Company's then normal and ordinary course rates under the particular Program in question.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa and of the United States, but without regard to provisions thereof relating to conflicts of law.

     6. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     7. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Without limiting the generality of the foregoing, and in addition thereto to the extent necessary, any finding of invalidity, illegality

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

or unenforceability in any jurisdiction shall not invalidate or render invalid, illegal or unenforceable such provision in any other jurisdiction.

     8. All notices, demands and other communications desired or required to be given hereunder ("Notices") shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by express courier service to the address for Notices; or (iii) sending the same by United States mail, airmail postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

     All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) two business days (a day not a Saturday, Sunday or holiday recognized in either the United States and the Cayman Islands) after the deposit of such Notice with an express courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) ten business days after depositing the Notice in the United States mail as set forth above. All Notices shall be addressed to the addresses set forth on the signature page hereof or to such other persons or at such other place as any party thereto may by Notice designate as a place for service of Notice.

     9. Nothing contained in this Agreement and no action taken or omitted to be taken by the parties pursuant hereto shall be deemed to constitute the parties a partnership, an association, a joint venture or other entity, or to constitute CBM or its affiliates an agent of the Company for any purpose.

     10. This Agreement may not be assigned by CBM without the prior written consent of the Company, which consent may not be unreasonably withheld by the Company. Any change in the ownership of or the control of CBM (or any Affiliate of CBM) shall not, however, be deemed to constitute an assignment of this Agreement for purposes of this Section 10 or otherwise for this Agreement, and changes in the ownership or control of CBM (or any Affiliate of CBM) may be made without the consent of the Company. In the event of an assignment of this Agreement by CBM, the term "CBM" for purposes of this Agreement shall mean the assignee of CBM and the term "Affiliate of CBM" shall accordingly be interpreted and based upon the assignee, and this Agreement shall otherwise be interpreted accordingly.

     11. This Agreement shall not be construed more strongly against any person regardless of who is more responsible for its preparation.

     12. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

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

     14. The Company shall defend, indemnify and hold CBM (and the Pools and Affiliates of CBM) harmless from any loss, liability, damage, cost or expense, including court costs, arbitration costs and fees and reasonable attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of the Company under this Agreement. CBM shall defend, indemnify and hold the Company harmless from any loss, liability, damage, cost or expense, including court costs, arbitration costs and fees and reasonable attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of CBM (or any Affiliate of CBM) under this Agreement.

     15. The Recitals set forth in the forepart of this Agreement are true and correct and are an integral part of this Agreement.

     16. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto (and to the benefit of the Pools and to the Affiliates of CBM) and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and the Pools and the Affiliates of CBM (and their respective heirs, successors, legal representatives and permitted assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement. The Company acknowledges and agrees that this Agreement shall be enforceable by CBM, and also by any Pool and by any Affiliate of CBM, either independently or in connection with CBM or any Affiliate of CBM.

     17. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

     IN WITNESS WHEREOF, the Company and CBM have entered into this Agreement as of the day and year first above written.

CORN BELT MANAGEMENT, INC.          QUIET SYSTEMS, LTD.



By:  /s/Jeffrey A. Raun             By: /s/Dr. Alan Raun
     -------------------------          ---------------------
     Jeffrey A. Raun, President         Dr. Alan Raun
     1s121 Cantigny                     Chairman of the Board
     Winfield, Illinois 60601           British American Centre,
                                          Phase 3
                                        Dr. Roy's Drive
                                        George Town, Grand Cayman
                                        Cayman Islands

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